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                                                                 EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement of Northrop Grumman Corporation on Form S-8 of our report dated March 22, 1999, appearing in the Annual Report on Form 10-K of Northrop Grumman Corporation for the year ended December 31, 1998 and our report dated March 26, 1999, appearing in the Annual Report on Form 11-K of the Employees' Stock Purchase Plan of Logicon, Inc. for the year ended December 31, 1998.

Deloitte & Touche LLP
Los Angeles, California
March 30, 1999
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